Exhibit 23.22

CONSENT

To:           Ivanhoe Electric Inc. (the “Company”)

Re:          Registration Statement on Form S-1, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company.

I, Marie-Claude Dion St-Pierre of GCM Consultants inc., am an author of the Canadian NI 43-101 Technical Report titled “Preliminary Economic Assessment – Samapleu Project” with an effective date of May 22, 2019 (the “Expert Report”) originally prepared for Sama Resources Inc. related to the Samapleu Project (the “Project”).

I understand that the Company wishes to make reference to my name and the Expert Report in the Registration Statement on Form S-1 and any amendments or supplements and/or exhibits thereto (collectively, the “Form S-1”). I further understand that the Company wishes to use extracts and/or information from, the Expert Report related to the Project in the Form S-1. I further understands that the above items as included in the Form S-1 will be incorporated by reference in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). I have been provided with a copy of the Form S-1, and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form S-1 and the Registration Statements, I do hereby consent to:

•	the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•	the use of, and references to, the Expert Report in the Form S-1 and Registration Statements; and

•	the use, in the Form S-1 and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me (“Undersigned’s Information”).

I also consent to the incorporation by reference in the Registration Statements of the above items as included in the Form S-1.

I confirm that where my work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: March 20, 2023

By:	/s/ Marie-Claude Dion St-Pierre
	Name:	Marie-Claude Dion St-Pierre
	Title:	Director – Environment and Sustainable Development GCM Consultants inc.